UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2006

CHARYS HOLDING COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-18292	54- 2152284
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or Organization)

1117 Perimeter Center West, Suite N415
Atlanta, Georgia 30338

(Address of Principal Executive Offices)

(Zip Code)

(678) 443-2300

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

On November 8, 2006, Ayin Tower Management Services, Inc. (“Ayin”), a tower service subsidiary of Charys Holding Company, Inc. (the “Company”), entered into a Loan and Security Agreement (the “Loan Agreement”) with New Stream Commercial Finance, LLC (“New Stream”) providing for up to $14,000,000 revolving credit which expires on November 8, 2008.  The actual amount of credit available under the Loan Agreement will be subject to quarterly adjustments primarily based upon the product of the dollar amount of cash flow from the preceding quarter times the applicable multiplier, less certain funded debts and lease expenses.  Proceeds of the Loan Agreement may be used to by Ayin to refinance its existing indebtedness, for transaction expenses, for working capital and other general corporate purposes.

Pursuant to the Loan Agreement, the outstanding advances made under the Loan Agreement bear a floating rate of LIBOR plus 4.85%, payable in arrears on the first day of each calendar month.  During an event of default under the Loan Agreement, Ayin will be subject to an additional default rate of 3% or 5%, depending upon the type of the default.  In addition, Ayin is required to pay at closing a commitment fee of $350,000 and a closing fee of $350,000 as well as a facility fee of 0.65% on the outstanding balance under the Loan Agreement payable monthly in arrears.  Payment obligations under the Loan Agreement are secured by all of Ayin’s property and assets, whether real or personal and whether now owned or hereafter acquired.

Under the Loan Agreement, Ayin is subject to certain limitations, including limitations on its ability: to incur additional debt or sell assets, with restrictions on the use of proceeds; to make certain investments and acquisitions; to grant liens; and to pay dividends and distributions. Ayin is also subject to financial covenants on a quarterly basis which include a minimum cash flow, interest coverage ratio, minimum capital expenditures and a total debt to EBITDA ratio.  The Loan Agreement contains a number of events of default (many of which are subject to applicable cure periods), including, among others, the failure to make payments when due, defaults under other contractual obligations, change of control and noncompliance with covenants. Upon the occurrence of an event of default, New Stream may terminate the whole facility and declare all amounts outstanding to be immediately due and payable.

In connection with and as a condition precedent to the closing of the Loan Agreement, Ayin Holding Company, Inc., as the direct parent company of Ayin, entered into a pledge agreement to pledge all of its capital stock in Ayin to secure the obligations under the Loan Agreement and the Company issued to New Stream a 5-year warrant to purchase 600,000 shares of common stock of the Company.

The foregoing description of the Loan Agreement is qualified in its entirety by reference to the Loan Agreement, a copy of which is filed as Exhibit 10.1 to this report.  A copy of the press release announcing the completion of the credit facility is attached as Exhibit 99.1 and incorporated herein by this reference.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

4.1 Stock Purchase Warrant dated November 8, 2006, to purchase 600,000 shares of common stock.

10.1 Loan and Security Agreement, dated November 8, 2006, by and between New Stream Commercial Finance, LLC, and Ayin Tower Management Services, Inc.

10.2 Stock Pledge, Hypothecation and Security Agreement, dated November 8, 2006, by and between Ayin Holding Company, Inc. and New Stream Commercial Finance, LLC.

10.3 $14,000,000 Revolvinig Credit Note, dated November 8, 2006, by and between Ayin Tower Management Services, Inc. and New Stream Commercial Finance, LLC.

99.1 Press Release dated November 17, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Charys Holding Company, Inc.

	By:	/s/ Billy V. Ray, Jr.
Billy V. Ray, Jr.
Chief Executive Officer
Dated: November 17, 2006

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Stock Purchase Warrant dated November 8, 2006, to purchase 600,000 shares of common stock.

10.1	Loan and Security Agreement, dated November 8, 2006, by and between New Stream Commercial Finance, LLC, and Ayin Tower Management Services, Inc.

10.2	Stock Pledge, Hypothecation and Security Agreement, dated November 8, 2006, by and between Ayin Holding Company, Inc. and New Stream Commercial Finance, LLC.

10.3	$14,000,000 Revolvinig Credit Note, dated November 8, 2006, by and between Ayin Tower Management Services, Inc. and New Stream Commercial Finance, LLC.

99.1	Press Release dated November 17, 2006.